                                                                    EXHIBIT 11.1

                       CALCULATION OF EARNINGS PER SHARE

                               ARIS -- HISTORICAL

                                                   YEAR ENDED DECEMBER 31,
                                               --------------------------------
                                                  1995       1996       1997
                                               ---------- ---------- ----------
Weighted-average number of common shares
 outstanding(a)...............................  6,777,000  7,261,000  8,726,000
                                               ---------- ---------- ----------
Effect of dilutive securities:
  Warrants....................................                            3,215
  Options.....................................    235,000    142,000    714,785
                                               ---------- ---------- ----------
                                                  235,000    142,000    718,000
                                               ---------- ---------- ----------
Weighted-average number of common and common
 equivalent shares outstanding(b).............  7,012,000  7,403,000  9,444,000
                                               ========== ========== ==========
Net income(c)................................. $2,010,000 $2,014,000 $5,345,000
                                               ========== ========== ==========
Basic earnings per share(c)/(a)............... $      .30 $      .28 $      .61
                                               ========== ========== ==========
Diluted earnings per share(c)/(b)............. $      .29 $      .27 $      .57
                                               ========== ========== ==========

                             ARIS -- SUPPLEMENTARY

                                                   YEAR ENDED DECEMBER 31,
                                               --------------------------------
                                                  1995       1996       1997
                                               ---------- ---------- ----------
Weighted-average number of common shares
 outstanding(a)...............................  7,056,000  7,540,000  9,005,000
Effect of dilutive securities:
  Warrants....................................                            3,215
  Options.....................................    235,000    142,000    714,785
                                               ---------- ---------- ----------
                                                  235,000    142,000    718,000
                                               ---------- ---------- ----------
Weighted-average number of common and common
 equivalent shares outstanding(b).............  7,291,000  7,682,000  9,723,000
                                               ========== ========== ==========
Net income.................................... $2,126,000 $2,166,000 $5,755,000
                                               ========== ========== ==========
Basic earnings per share(c)/(a)............... $      .30 $      .29 $      .64
                                               ========== ========== ==========
Diluted earnings per share(c)/(b)............. $      .29 $      .28 $      .59
                                               ========== ========== ==========